Exhibit 99.1

Callaway Golf Company Announces Record Net Sales And Earnings For The Third Quarter Of 2020

- Third quarter 2020 net sales of $476 million, a 12% increase compared to the third quarter of 2019.

- Third quarter 2020 net income of $52 million, a 69% increase compared to $31 million in the third quarter of 2019. On a non-GAAP basis, third quarter 2020 net income was $58 million, a 69% increase compared to $34 million in the third quarter of 2019.

- Third quarter 2020 diluted earnings per share of $0.54, a 69% increase compared to $0.32 in the third quarter of 2019. On a non-GAAP basis, third quarter 2020 diluted earnings per share increased to $0.60, a 67% increase compared to $0.36 in the third quarter of 2019.

- Third quarter 2020 adjusted EBITDAS of $87 million, a 53% increase compared to $57 million in the third quarter of 2019.

CARLSBAD, Calif., Nov. 9, 2020 /PRNewswire/ -- Callaway Golf Company (the "Company") (NYSE:ELY) announced today financial results for the quarter ended September 30, 2020.

"The world is embracing golf in a way that has led to a record quarter for the industry and our company," commented Chip Brewer, President and Chief Executive Officer of the Company. "Our golf business is now experiencing unprecedented demand and our soft goods business is recovering significantly more quickly than we expected; our third quarter results reflect this momentum. Our recent investments into our e-commerce capabilities have proven particularly valuable, showing strong growth across all of our business segments this year including 108% growth in e-commerce for our apparel brands in Q3."

Mr. Brewer continued, "Although we expect some level of continued volatility due to the ongoing pandemic, Q3's trends have thus far continued into Q4 and, perhaps more importantly, we also now appreciate even more that all of our businesses are likely to be favored in both the realities of the current world and likely consumer trends post-pandemic. All of our business segments, as well as the Topgolf business, support an outdoor, active and healthy way of life that is compatible with a world of social distancing. These are key factors that will likely be important for consumers over the next several months and will also likely continue post-pandemic."

GAAP and Non-GAAP Results

In addition to the Company's results prepared in accordance with GAAP, the Company provided information on a non-GAAP basis. The purpose of this non-GAAP presentation is to provide additional information to investors regarding the underlying performance of the Company's business without certain non-cash amortization of intangibles and other assets related to the Company's acquisitions, non-recurring transaction and transition costs related to acquisitions, and other non-recurring costs, including costs related to the transition to the Company's new North American Distribution Center, implementation of a new IT system for Jack Wolfskin, severance costs related to the Company's cost-reduction initiatives, the $174 million non-cash impairment charge related to the Jack Wolfskin goodwill and trade name, as well as non-cash amortization of the debt discount related to the Company's convertible notes. The Company also provided sales information on a constant currency basis and information regarding its earnings before interest, taxes, depreciation and amortization expense, non-cash stock compensation expense, and the non-recurring and non-cash items previously mentioned ("Adjusted EBITDAS"). The manner in which this non-GAAP information is derived is discussed further toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

Summary of Third Quarter 2020 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the third quarter of 2020 (in millions, except EPS):

GAAP RESULTS				NON-GAAP PRESENTATION
	Q3 2020	Q3 2019	Change	Q3 2020 Non-GAAP	Q3 2019 Non-GAAP	Change
Net Sales	$476	$426	$50	$476	$426	$50
Gross Profit % of Sales	$201 42.2%	$191 44.9%	$10 (270) bps	$203 42.7%	$191 44.9%	$12 (220) bps
Operating Expenses	$137	$151	($14)	$135	$147	($12)
Other Income / (Expense)	($6)	($7)	$1	($3)	($7)	$4
Income Tax Provision/(Benefit)	$5	$2	$3	$7	$3	$4
Net Income/(Loss)	$52	$31	$21	$58	$34	$24
Earnings/ (Loss) Per Share	$0.54	$0.32	$0.22	$0.60	$0.36	$0.24

	Q3 2020	Q3 2019	Change
Adjusted EBITDAS	$87	$57	$30

For the third quarter of 2020, the Company's net sales increased $50 million (12%) to $476 million, a new third quarter record for the Company, compared to $426 million for the same period in 2019. This increase was driven by a 27% increase in the Golf Equipment Segment resulting from an unexpected escalated interest in golf and demand for golf products as well as the strength of the Company's product offerings across all skill levels. The Company's soft goods segment is also recovering faster than expected with third quarter 2020 sales decreasing only 3.4% versus the same period in 2019. Changes in foreign currency rates had an $8 million favorable impact on third quarter 2020 net sales.

For the third quarter of 2020, the Company's gross margin decreased 270 basis points to 42.2% compared to 44.9% for the third quarter of 2019. Non-GAAP gross margin decreased 220 basis points to 42.7% compared to 44.9% for the third quarter of 2019. The decrease is primarily attributable to a decline in gross margin in the soft goods segment due to the impact of COVID-19 on that business, including the decreased sales and the Company's proactive inventory reduction initiatives, and was partially offset by favorable changes in foreign currency exchange rates, an increase in the Company's e-commerce sales and a slight increase in golf equipment gross margins.

Operating expenses decreased $14 million to $137 million in the third quarter of 2020 compared to $151 million for the same period in 2019. Non-GAAP operating expenses for the third quarter of 2020 were $135 million, a decrease of $12 million compared to the third quarter of 2019. This decrease was primarily driven by lower travel and entertainment costs as well as the cost reduction efforts the Company began implementing in March 2020 in response to the COVID-19 pandemic.

Third quarter 2020 fully diluted earnings per share was $0.54, compared to fully diluted earnings per share of $0.32 for the third quarter of 2019. Non-GAAP third quarter 2020 earnings per share was $0.60, compared to fully diluted earnings per share of $0.36 for the third quarter of 2019.

Summary of First Nine Months 2020 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the first nine months of 2020 (in millions, except EPS):

GAAP RESULTS				NON-GAAP PRESENTATION
	First Nine Months 2020	First Nine Months 2019	Change	First Nine Months 2020 Non-GAAP	First Nine Months 2019 Non-GAAP	Change
Net Sales	$1,215	$1,389	($174)	$1,215	$1,389	($174)
Gross Profit % of Sales	$518 42.7%	$637 45.8%	($119) (310) bps	$525 43.3%	$647 46.6%	($122) (330) bps
Operating Expenses	$592	$481	$111	$410	$468	($58)
Other Income	($7)	($28)	$21	($3)	($24)	$21
Income Tax Provision	$7	$19	($12)	$19	$25	($6)
Net Income/(Loss)	($86)	$109	($195)	$94	$130	($36)
Earnings/(Loss) Per Share	($0.92)	$1.13	($2.05)	$0.98	$1.35	($0.37)

	Q3 YTD 2020	Q3 YTD 2019	Change
Adjusted EBITDAS	$175	$216	($41)

For the first nine months of 2020, the Company's net sales decreased $174 million (13%) to $1,215 million, compared to $1,389 million for the same period in 2019. This decrease reflects decreased sales in both the golf equipment and soft goods operating segments globally due to the negative impact of the COVID-19 pandemic, including the temporary closure of most of the Company's operations and retail doors during the second quarter of 2020. This decrease was partially offset by a significant increase in the Company's e-commerce sales for the first nine months of 2020 compared to the same period in 2019. Changes in foreign currency rates had a $2 million positive impact on first nine months of 2020 net sales.

For the first nine months of 2020, the Company's gross margin decreased 310 basis points to 42.7% compared to 45.8% for the same period in 2019. Non-GAAP gross margin decreased 330 basis points to 43.3% compared to 46.6% for the first nine months of 2019. The decrease in non-GAAP gross margin is primarily attributable to the decrease in sales related to the COVID-19 pandemic, the proactive soft goods inventory reduction initiatives, and costs associated with idle facilities during the government mandated shut-down. The decrease in gross margin during the first nine months was partially offset by an increase in the Company's e-commerce business.

Operating expenses increased $111 million to $592 million in the first nine months of 2020 compared to $481 million for the same period in 2019. The increase is primarily due to a pre-tax non-cash impairment charge related to the Jack Wolfskin goodwill and trade name. Excluding the non-cash impairment charge and other items mentioned above, non-GAAP operating expenses were $410 million for the third quarter of 2020, a decrease of $58 million compared to the first nine months of 2019. This decrease was driven by the cost reduction actions the Company began in March 2020 in response to the COVID-19 pandemic as well as lower variable expenses.

First nine months of 2020 loss per share was $0.92, compared to fully diluted earnings per share of $1.13 for the first nine months of 2019. Excluding the impairment charge and the other non-recurring items mentioned above, first nine months of 2020 non-GAAP fully diluted earnings per share was $0.98, compared to fully diluted earnings per share of $1.35 for the first nine months of 2019. The non-GAAP earnings for the first nine months of 2020 included foreign currency related gains of approximately $0.20 per share (including approximately $0.09 per share related to the settlement of a cross-currency swap program), compared to approximately $0.01 per share of foreign currency related gains for the comparable period in 2019.

Outlook

The Company previously reported that it suspended its prior financial guidance for 2020 due to the uncertainty around the COVID-19 pandemic. Furthermore, while both the Company's golf and apparel businesses have been recovering more quickly than the Company expected, there has been a recent uptick in COVID-19 cases around the globe as well as some increase in regulatory restrictions designed to mitigate the COVID-19 impact. As a result, the Company is not providing financial guidance for the fourth quarter of 2020.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. Pacific time today to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. To listen to the call, and to access the Company's presentation materials, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. Pacific time on November 16, 2020. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Topgolf Virtual Conference

The Company previously announced that it had entered into a merger agreement with Topgolf International, Inc. ("Topgolf") pursuant to which Topgolf would become a wholly-owned subsidiary of the Company. The Company announced today that it would be holding a virtual conference for analysts and shareholders on November 12, 2020 at 11:00 a.m. Pacific Time to provide further insight into the Topgolf business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. To listen to the call, and to access the Company's presentation materials, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. Pacific time on November 19, 2020. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization of intangibles and other assets related to the Company's acquisitions, non-recurring transaction and transition costs related to acquisitions, and other non-recurring costs, including costs related to the transition to the Company's new North American Distribution Center, implementation of a new IT system for Jack Wolfskin, severance costs related to the Company's cost-reduction initiatives, the $174 million non-cash impairment charge related to the Jack Wolfskin goodwill and trade name, as well as non-cash amortization of the debt discount related to the Company's convertible notes.

Adjusted EBITDAS. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business with regard to these items. The Company has provided reconciling information in the attached schedules.

Additional Information and Where You Can Find It

The Company will file with the SEC a registration statement on Form S-4, which will include the proxy statement of the Company that also constitutes a prospectus of the Company and a consent solicitation statement of Topgolf International, Inc. (the "proxy statement/prospectus/consent solicitation"). INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS/ CONSENT SOLICITATION, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, TOPGOLF, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC on the Company's website at https://www.callawaygolf.com (for documents filed with the SEC by the Company).

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company, Topgolf, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company and Topgolf, respectively, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus/consent solicitation when it is filed with the SEC. Information regarding the Company's directors and executive officers is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and its Revised Definitive Proxy Statement on Schedule 14A, dated March 27, 2020, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company's sales, future industry and market conditions, strength of the Company's brands and products, the continued impact of the COVID-19 pandemic on the Company's business, results of operations and financial condition and the impact of any measures taken to mitigate the effect of the pandemic, the Company's continued efforts to effectively manage its cost/expense reduction, growth, momentum and opportunities in the golf and soft goods industries, post-pandemic consumer trends and behavior, the Company's continued ability to improve and recover from the impact of the COVID-19 pandemic, the benefits of the business combination transaction involving the Company and Topgolf, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the Company, Topgolf or the combined company, the strategies, prospects, plans, expectations or objectives of management of the Company or Topgolf for future operations of the combined company, any statements regarding the approval and closing of the merger, including the need for stockholder approval and the satisfaction of closing conditions, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including disruptions to business operations from additional regulatory restrictions in response to COVID-19 pandemic (such as travel restrictions, government-mandated shut-down orders or quarantines) or voluntary "social distancing" that affects employees, customers and suppliers; risks and uncertainties related to our pending merger with Topgolf, including the failure to obtain, or delays in obtaining shareholder approval or required regulatory approval, the risk that such regulatory approval may result in the imposition of conditions that could adversely affect the Company or the expected benefits of the proposed transaction, any termination fee that may be payable by the Company pursuant to the terms of the merger agreement, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with the Company's and/or Topgolf's employees, customers, suppliers and other business partners; the risk of litigation or regulatory actions to the Company and/or Topgolf; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; our level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; consumer acceptance of and demand for the Company's and its subsidiaries' products; competitive pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19, on the economy generally, on the level of demand for the Company's and its subsidiaries' products or on the Company's ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; and a decrease in participation levels in golf generally, during or as a result of the COVID-19 pandemic. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2019 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission, including the Form 10-Q to be filed on the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

* * * * *

About Callaway Golf Company
Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

*****

Contacts:	Brian Lynch
Patrick Burke
(760) 931-1771

CALLAWAY GOLF COMPANY CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In thousands)

	September 30, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$286,656	$106,666
Accounts receivable, net	239,650	140,455
Inventories	324,852	456,639
Other current assets	73,988	85,590
Total current assets	925,146	789,350

Property, plant and equipment, net	145,758	132,760
Operating lease right-of-use assets, net	186,721	160,098
Intangible assets, net	531,014	697,166
Deferred taxes, net	51,872	73,948
Investment in golf-related ventures	111,442	90,134
Other assets	14,355	17,092
Total assets	$1,966,308	$1,960,548

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$245,053	$276,300
Accrued employee compensation and benefits	33,522	46,891
Asset-based credit facilities	30,235	144,580
Accrued warranty expense	9,640	9,636
Current operating lease liabilities	28,011	26,418
Long-term debt, current portion	14,623	7,317
Income tax liability	10,326	12,104
Total current liabilities	371,410	523,246

Long-term debt	651,011	443,259
Long-term operating lease liabilities	170,732	137,696
Long-term liabilities	84,621	88,994
Total Callaway Golf Company shareholders' equity	688,534	767,353
Total liabilities and shareholders' equity	$1,966,308	$1,960,548

CALLAWAY GOLF COMPANY CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Net sales	$475,559	$426,217
Cost of sales	274,826	234,828
Gross profit	200,733	191,389
Operating expenses:
Selling	93,855	101,984
General and administrative	33,230	36,378
Research and development	10,139	12,538
Total operating expenses	137,224	150,900
Income from operations	63,509	40,489
Other expense, net	(5,717)	(7,313)
Income before income taxes	57,792	33,176
Income tax provision	5,360	2,128
Net income	$52,432	$31,048

Earnings per common share:
Basic	$0.56	$0.33
Diluted	$0.54	$0.32
Weighted-average common shares outstanding:
Basic	94,171	94,100
Diluted	96,612	96,287

	Nine Months Ended September 30,
	2020	2019
Net sales	$1,214,831	$1,389,122
Cost of sales	696,369	752,483
Gross profit	518,462	636,639
Operating expenses:
Selling	285,082	334,418
General and administrative	98,972	108,739
Research and development	33,399	38,158
Goodwill and trade name impairment	174,269	—
Total operating expenses	591,722	481,315
Income/(loss) from operations	(73,260)	155,324
Other expense, net	(6,518)	(27,985)
Income/(loss) before income taxes	(79,778)	127,339
Income tax provision	6,580	18,892
Net Income/(loss)	(86,358)	108,447
Less: Net loss attributable to non-controlling interest	—	(179)
Net income/(loss) attributable to Callaway Golf Company	$(86,358)	$108,626

Earnings/(loss) per common share:
Basic	($0.92)	$1.15
Diluted	($0.92)	$1.13
Weighted-average common shares outstanding:
Basic	94,207	94,284
Diluted	94,207	96,197

CALLAWAY GOLF COMPANY CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (Unaudited) (In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(86,358)	$108,447
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,668	25,471
Lease amortization expense	24,293	23,615
Amortization of debt issuance costs	3,024	2,428
Debt discount amortization	3,857	—
Inventory step-up on acquisition	—	10,703
Impairment loss	174,269	—
Deferred taxes, net	(117)	8,407
Non-cash share-based compensation	8,066	9,476
Loss on disposal of long-lived assets	297	649
Gain on conversion of note receivable	(1,252)	—
Unrealized net (gains) losses on hedging instruments	(8,899)	999
Changes in assets and liabilities	(23,297)	(126,342)
Net cash provided by operating activities	122,551	63,853

Cash flows from investing activities:
Capital expenditures	(30,911)	(36,843)
Investments in golf related ventures	(19,999)	—
Acquisitions, net of cash acquired	—	(463,105)
Proceeds from sales of property and equipment	8	43
Net cash used in investing activities	(50,902)	(499,905)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	258,750	—
Proceeds from issuance of long-term debt	37,728	493,167
Premium paid for capped call confirmations	(31,775)	—
Debt issuance cost	(9,143)	(19,088)
(Repayments of) proceeds from credit facilities, net	(114,345)	70,411
Repayments of long-term debt	(8,203)	(34,298)
Repayments of financing leases	(530)	(583)
Exercise of stock options	130	—
Dividends paid, net	(1,891)	(2,834)
Acquisition of treasury stock	(22,143)	(27,505)
Purchase of non-controlling interest	—	(18,538)
Net cash provided by financing activities	108,578	460,732
Effect of exchange rate changes on cash and cash equivalents	(237)	(445)
Net increase in cash and cash equivalents	179,990	24,235
Cash and cash equivalents at beginning of period	106,666	63,981
Cash and cash equivalents at end of period	$286,656	$88,216

CALLAWAY GOLF COMPANY Consolidated Net Sales and Operating Segment Information (Unaudited) (In thousands)

	Net Sales by Product Category					Net Sales by Product Category
	Three Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2019(1)	Nine Months Ended September 30,		Decline		Non-GAAP Constant Currency vs. 2019(1)
	2020	2019	Dollars	Percent	Percent	2020	2019	Dollars	Percent	Percent
Net sales:
Golf Clubs	$209,356	$168,005	$41,351	24.6%	23.5%	$616,620	$653,531	$(36,911)	-5.6%	-5.6%
Golf Balls	57,921	42,497	15,424	36.3%	35.1%	152,261	172,943	(20,682)	-12.0%	-11.9%
Apparel	125,609	139,998	(14,389)	-10.3%	-13.0%	239,201	309,439	(70,238)	-22.7%	-23.4%
Gear and Other	82,673	75,717	6,956	9.2%	6.7%	206,749	253,209	(46,460)	-18.3%	-18.5%
	$475,559	$426,217	$49,342	11.6%	9.7%	$1,214,831	$1,389,122	$(174,291)	-12.5%	-12.7%
(1) Calculated by applying 2019 exchange rates to 2020 reported sales in regions outside the U.S.

	Net Sales by Region					Net Sales by Region
	Three Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2019(1)	Nine Months Ended September 30,		Decline		Non-GAAP Constant Currency vs. 2019(1)
	2020	2019	Dollars	Percent	Percent	2020	2019	Dollars	Percent	Percent
Net Sales
United States	$214,619	$161,631	$52,988	32.8%	32.8%	$603,836	$658,051	$(54,215)	-8.2%	-8.2%
Europe	134,680	133,351	1,329	1.0%	-3.9%	281,473	341,594	(60,121)	-17.6%	-18.5%
Japan	56,530	64,176	(7,646)	-11.9%	-13.0%	158,517	193,080	(34,563)	-17.9%	-19.0%
Rest of World	69,730	67,059	2,671	4.0%	2.5%	171,005	196,397	(25,392)	-12.9%	-11.4%
	$475,559	$426,217	$49,342	11.6%	9.7%	$1,214,831	$1,389,122	$(174,291)	-12.5%	-12.7%

(1) Calculated by applying 2019 exchange rates to 2020 reported sales in regions outside the U.S.

	Operating Segment Information					Operating Segment Information
	Three Months Ended September 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2019(1)	Nine Months Ended September 30,		Decline		Non-GAAP Constant Currency vs. 2019(1)
	2020	2019	Dollars	Percent	Percent	2020	2019	Dollars	Percent	Percent
Net Sales
Golf Equipment	$267,277	$210,502	$56,775	27.0%	25.8%	$768,881	$826,474	$(57,593)	-7.0%	-6.9%
Apparel, Gear and Other	208,282	215,715	(7,433)	-3.4%	-6.1%	445,950	562,648	(116,698)	-20.7%	-21.2%
	$475,559	$426,217	$49,342	11.6%	9.7%	$1,214,831	$1,389,122	$(174,291)	-12.5%	-12.7%

Income (loss) before income taxes:
Golf Equipment	$56,784	$23,124	$33,660	145.6%		$144,585	$148,782	$(4,197)	-2.8%
Apparel, Gear and Other	25,909	34,877	(8,968)	-25.7%		10,399	68,909	(58,510)	-84.9%
Reconciling items(2)	(24,901)	(24,825)	(76)	0.3%		(234,762)	(90,352)	(144,410)	159.8%
	$57,792	$33,176	$24,616	74.2%		$(79,778)	$127,339	$(207,117)	-162.7%

(1) Calculated by applying 2019 exchange rates to 2020 reported sales in regions outside the U.S.

(2) Amount includes corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability, as well as amortization expense of intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin. In addition, the reconciling items for 2020 include (i) an impairment charge of $174.3 million related to Jack Wolfskin, (ii) the non-cash amortization of the debt discount on the convertible notes issued in May 2020, and (iii) certain non-recurring costs, including costs associated with the Company's transition to its new North America Distribution Center and the implementation of new IT systems for Jack Wolfskin, as well as $4.8 million of severance related to the Company's cost reduction initiatives. Reconciling items for 2019 represent certain non-recurring and non-cash costs, including costs associated with the acquisition of Jack Wolfskin and the amortization of the inventory step-up related to the Jack Wolfskin acquisition.

CALLAWAY GOLF COMPANY Supplemental Financial Information and Non-GAAP Reconciliation (Unaudited) (In thousands)

	Three Months Ended September 30,
	2020					2019
	GAAP	Non-Cash Intangible Amortization(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Other Non- Recurring Charges(3)	Non- GAAP	GAAP	Non-Cash Intangible Amortization(1)	Acquisition and Other Non- Recurring Expenses(4)	Non- GAAP
Gross profit	$200,733	$—	$—	$(2,366)	$203,099	$191,389	$—	$—	$191,389
Operating expenses, net	137,224	1,235	—	1,178	134,811	150,900	1,208	3,009	146,683
Income (loss) from operations	63,509	(1,235)	—	(3,544)	68,288	40,489	(1,208)	(3,009)	44,706
Other expense, net	(5,717)	—	(2,415)	—	(3,302)	(7,313)	—	—	(7,313)
Income tax provision (benefit)	5,360	(284)	(555)	(815)	7,014	2,128	(278)	(692)	3,098
Net income (loss) attributable to Callaway Golf Company	$52,432	$(951)	$(1,860)	$(2,729)	$57,972	$31,048	$(930)	$(2,317)	$34,295

Diluted earnings (loss) per share:	$0.54	$(0.01)	$(0.02)	$(0.03)	$0.60	$0.32	$(0.01)	$(0.03)	$0.36

(1) Represents amortization expense of intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin.
(2) Represents the non-cash amortization of the debt discount on the convertible notes issued in May 2020.

(3) Represents non-recurring costs associated with the Company's transition to its new North America Distribution Center, implementation of new IT systems for Jack Wolfskin, and $0.7 million of severance related to the Company's cost reduction initiatives.

(4) Represents certain non-recurring costs, including consulting, professional fees and other costs associated with the acquisition of Jack Wolfskin.

CALLAWAY GOLF COMPANY Supplemental Financial Information and Non-GAAP Reconciliation (Unaudited) (In thousands)

	Nine Months Ended September 30,
	2020					2019
	GAAP	Non-Cash Intangible Amortization and Impairment Charges(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Other Non- Recurring Charges(3)	Non- GAAP(4)	GAAP	Non-Cash Intangible Amortization, and Other (1)	Acquisition and Other Non- Recurring Expenses(5)	Non- GAAP
Gross profit	$518,462	$—	$—	$(6,988)	$525,450	$636,639	$(10,703)	$—	$647,342
Operating expenses	591,722	177,861	—	3,994	409,867	481,315	3,624	9,335	468,356
Income (loss) from operations	(73,260)	(177,861)	—	(10,982)	115,583	155,324	(14,327)	(9,335)	178,986
Other expense, net	(6,518)	—	(3,914)	—	(2,604)	(27,985)	—	(3,896)	(24,089)
Income tax provision (benefit)	6,580	(8,750)	(900)	(2,526)	18,756	18,892	(3,295)	(3,043)	25,230
Net income (loss) attributable to Callaway Golf Company	$(86,358)	$(169,111)	$(3,014)	$(8,456)	$94,223	$108,626	$(11,032)	$(10,188)	$129,846

Diluted earnings (loss) per share:	$(0.92)	$(1.80)	$(0.03)	$(0.09)	$0.98	$1.13	$(0.11)	$(0.11)	$1.35

(1) Represents amortization expense of intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin. In addition, 2020 includes an impairment charge of $174.3 million related to Jack Wolfskin, and 2019 includes the amortization of the inventory step-up recorded in connection with the Jack Wolfskin acquisition.

(2) Represents the non-cash amortization of the debt discount on the convertible notes issued in May 2020.

(3) Represents certain non-recurring costs, including costs associated with the Company's transition to its new North America Distribution Center and the implementation of new IT systems for Jack Wolfskin, as well as $4.8 million of severance related to the Company's cost reduction initiatives.

(4) Total earnings per share on a non-GAAP basis for the nine months ended September 30, 2020 was calculated using diluted weighted average shares outstanding of 96,055, as earnings on a non-GAAP basis resulted in net income after giving effect to one-time charges.

(5) Represents certain non-recurring costs, including consulting, professional fees and other costs associated with the acquisition of Jack Wolfskin.

CALLAWAY GOLF COMPANY Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In thousands)

	2020 Trailing Twelve Month Adjusted EBITDAS					2019 Trailing Twelve Month Adjusted EBITDAS
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2019	2020	2020	2020	Total	2018	2019	2019	2019	Total
Net income (loss)	$(29,218)	$28,894	$(167,684)	$52,432	$(115,576)	$(28,499)	$48,647	$28,931	$31,048	$80,127
Interest expense, net	9,049	9,115	12,163	12,727	43,054	704	9,639	10,260	9,545	30,148
Income tax provision (benefit)	(2,352)	9,151	(7,931)	5,360	4,228	(9,783)	9,556	7,208	2,128	9,109
Depreciation and amortization expense	9,480	8,997	9,360	10,311	38,148	5,186	7,977	9,022	8,472	30,657
JW goodwill and trade name impairment	—	—	174,269	—	174,269	—	—	—	—	—
Non-cash stock compensation expense	3,418	1,861	2,942	3,263	11,484	3,555	3,435	3,530	2,513	13,033
EBITDAS	$(9,623)	$58,018	$23,119	$84,093	$155,607	$(28,837)	$79,254	$58,951	$53,706	$163,074
Acquisitions & other non-recurring costs, before taxes(1)	4,090	1,516	5,856	2,858	14,320	(2,269)	13,986	6,939	3,009	21,665
Adjusted EBITDAS	$(5,533)	$59,534	$28,975	$86,951	$169,927	$(31,106)	$93,240	$65,890	$56,715	$184,739

(1) In 2020, amounts represent certain non-recurring costs, including costs associated with the Company's transition to its new North America Distribution Center and the implementation of new IT systems for Jack Wolfskin, as well as $4.8 million of severance related to the Company's cost reduction initiatives. In 2019, amounts represent certain non-recurring transaction costs, including banker's fees, legal fees, consulting and travel expenses, and transition costs, including consulting, audit fees and valuations services associated with the acquisition of Jack Wolfskin, in addition to other non-recurring advisory fees.